As filed with the Securities and Exchange Commission on September 23, 2013

Registration No. 333-51926

Registration No. 333-124940

Registration No. 333-125397

Registration No. 333-143018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Post-Effective Amendment No. 2 to Registration Statement No. 333-51926

Post-Effective Amendment No. 1 to Registration Statement No. 333-124940

Post-Effective Amendment No. 1 to Registration Statement No. 333-125397

Post-Effective Amendment No. 1 to Registration Statement No. 333-143018

UNDER

THE SECURITIES ACT OF 1933

MAXYGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0449487
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(650) 241-2292

(Name, address and telephone number, including area code, of registrant’s principal executive offices)

John Borkholder

General Counsel

Maxygen, Inc.

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(650) 241-2292

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all shares of common stock that remain unsold under Registration Statement Nos. 333-51926, 333-124940, 333-125397 and 333-143018.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

As contemplated by the Plan of Complete Liquidation and Dissolution of Maxygen, Inc. (the “Company”), the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware, which became effective on August 29, 2013 and provides for the dissolution of the Company under the General Corporation Law of the State of Delaware (the “Dissolution”). In connection with the Dissolution and in accordance with the undertaking in the Registration Statements (as defined below), the Company is hereby filing this Post-Effective Amendment to each of the Company’s registration statements on Form S-3 (registration nos. 333-51926, 333-124940, 333-125397 and 333-143018) (collectively, the “Registration Statements”) to remove from registration all shares of the Company’s common stock that remain unsold under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 23rd day of September, 2013.

MAXYGEN, INC.

By:	/s/ Isaac Stein
Isaac Stein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isaac Stein Isaac Stein	Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Sole Director	September 23, 2013